Exhibit 99.1

DATE: March 22, 2007

From:

Safety Products Holdings, Inc. and Norcross Safety Products L.L.C.

2001 Spring Road

Suite 425

Oak Brook, IL  60523

Contact:

David F. Myers, Jr.

(630) 572-5715

FOR IMMEDIATE RELEASE

SAFETY PRODUCTS HOLDINGS, INC. AND NORCROSS SAFETY PRODUCTS L.L.C.

ANNOUNCE YEAR END 2006 RESULTS

OAK BROOK, IL March 22, 2007 — Safety Products Holdings, Inc. (“Holdings”) and Norcross Safety Products L.L.C. (“NSP”, and collectively with Holdings, the “Company”), today announced results for the year ended December 31, 2006.  The following discussion presents results for both NSP and the Company where the results between the two differ.

In 2006, net sales of the Company were $558.1 million compared to $481.1 million in 2005. Gross profit of the Company was $205.7 million in 2006 compared to $169.5 million in 2005. Income from operations was $60.7 million and $33.2 million for NSP and $60.3 million and $29.9 million for the Company for the year ended December 31, 2006 and 2005, respectively.

The Company’s net sales increase of $77.0 million, or 16.0%, was attributable to increased net sales in our general safety and preparedness and electrical safety segments. In our general safety and preparedness segment, the net sales increase of $58.8 million, or 17.7%, reflects a combination of incremental Fibre-Metal and NEOS net sales, overall organic growth in our domestic and international operations and favorable exchange rates. In our fire service segment, net sales were consistent at $87.9 million, as incremental American Firewear net sales were partially offset by postponed customer orders due in part to the combined impact of government grant holdups and a delay in the issuance of the new NFPA standard.  In our electrical safety segment, net sales increased $18.2 million, or 30.0%, primarily driven by strong overall market demand, new product penetration and incremental White Rubber net sales.

The Company’s gross profit increased by $36.2 million, or 21.4%, primarily due to the increase in net sales.  Excluding the impact of $4.5 million of lower inventory purchase accounting adjustments and $0.7 million of higher LIFO charges, gross profit increased by $32.4 million, or 18.5%.  Excluding these same adjustments, the Company’s gross profit margin of 37.2% in 2006 compared favorably to the 36.4% gross profit margin in the prior-year period.

In 2006, income from operations increased by $27.5 million, or 82.9% for NSP and $30.4 million, or 101.4% for the Company. Key variances for NSP and the Company for the year ended December 31, 2006 relative to the year ended December 31, 2005 include: (1) lower inventory purchase accounting charges of $4.5 million; (2) higher LIFO charges of $0.7 million; (3) incremental amortization expense of $4.0 million related to purchase accounting; (4) lower management incentive compensation charges of $12.0 million for NSP and $14.8 million for the Company, (5) a non-cash curtailment gain of $6.8 million recorded as a result of freezing our U.S. defined benefit plans and (6) restructuring charges related to plant consolidation and acquisition integration activities of $1.5 million.  Excluding these charges from both periods, income from operations increased by $10.4 million, or 17.5%, for NSP and $10.5 million, or 17.7%, for the Company. In our general safety and preparedness segment (after adjusting for the net increase of the key variances discussed above of $6.3 million), income from operations increased by $12.3 million, or 34.4%, primarily due to higher net sales volume and favorable margin realization (in part due to the favorable contribution of Fibre-

Metal). In our fire service segment (after adjusting for the net decrease of the key variances discussed above of $0.3 million), income from operations decreased by $3.3 million, or 20.9%, primarily due to lower margin realization (in part due to the inherent lower margin of American Firewear products and product line integration costs).  In our electrical safety segment (after adjusting for the net decrease of the key variances discussed above of $0.9 million), income from operations increased by $2.9 million, or 21.3%, primarily due to higher net sales. Excluding the impact of the management incentive compensation expense, our corporate expenses increased $1.5 million for NSP and $1.4 million for the Company, primarily due to higher payroll, administrative expenses and professional fees in 2006.

As of December 31, 2006, NSP and the Company had working capital of $143.8 million and $146.8 million, respectively, and cash of $26.1 million and $26.8 million, respectively. The Company’s capital expenditures were $11.6 million in 2006 and $9.3 million in 2005.

EBITDA and the supplemental information are summarized below as management believes that EBITDA and the supplemental information are useful to investors as they provide investors with disclosures of NSP’s and the Company’s operating performance on the same basis as that used by management. EBITDA does not represent and should not be considered as an alternative to net income, as determined by accounting principles generally accepted in the United States (GAAP), and NSP’s and the Company’s calculations thereof may not be comparable to that reported by other companies. EBITDA does not take into account NSP’s and the Company’s working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

The following unaudited table reconciles net income to EBITDA for NSP:

	Combined (1)	Successor
	Year Ended December 31, (2)
	2005	2006
Net income	$5,421	$21,861
Add:
Interest expense, net	22,005	26,604
Income tax expense	4,981	13,188
Depreciation and amortization	18,867	25,835
EBITDA	$51,274	$87,488

The following unaudited table reconciles net (loss) income to EBITDA for the Company:

	Combined (1)	Successor
	Year Ended December 31, (2)
	2005	2006
Net (loss) income	$(19,229)	$8,864
Add:
Interest expense, net	41,159	46,254
Income tax expense	2,624	6,209
Depreciation and amortization	18,867	25,835
EBITDA	$43,421	$87,162

The following unaudited table sets forth supplemental information regarding items that are included in net income of NSP:

	Combined (1)	Successor
	Year Ended December 31, (2)
	2005	2006
Management incentive compensation	$13,554	$1,610
Inventory purchase accounting adjustment	5,620	1,062
Loss on the sale of property, plant and equipment	—	131
Non-cash pension curtailment gain	—	(6,751)
LIFO charges	164	944
Restructuring and merger-related charges	—	1,539
Total	$19,338	$(1,465)

The following unaudited table sets forth supplemental information regarding items that are included in net income (loss) of the Company:

	Combined (1)	Successor
	Year Ended December 31, (2)
	2005	2006
Management incentive compensation	$16,388	$1,610
Inventory purchase accounting adjustment	5,620	1,062
Seller transaction expenses	4,646	—
Loss on the sale of property, plant and equipment	—	131
Non-cash pension curtailment gain	—	(6,751)
LIFO charges	164	944
Restructuring and merger-related charges	—	1,539
Total	$26,818	$(1,465)

(1)          The 2005 information is presented on a combined basis for comparative purposes.  For the year ended December 31, 2005, the Predecessor (January 1, 2005 through July 19, 2005) and the Successor (July 20, 2005 through December 31, 2005) results of operations are combined.

(2)          The information for the year ended December 31, 2006 and 2005 has been derived from the unaudited statements of operations.

We are a leading designer, manufacturer and marketer of branded products in the fragmented personal protection equipment industry. We manufacture and market a full line of personal protection equipment for workers in the general safety and preparedness, fire service and electrical safety industries. We sell our products under trusted, long-standing and well-recognized brand names, including North, KCL, Fibre-Metal, NEOS, Morning Pride, Ranger, Servus, Pro-Warrington, American Firewear, Salisbury and Safety Line. Our broad product offering includes, among other things, respiratory protection, protective footwear, hand protection, bunker gear and linemen equipment.

We have scheduled a conference call to discuss our financial results on Friday, March 23rd at 10:00 a.m. EDT.  The call in number is (800) 745-2192.  A recording of the conference call will be available for

72 hours after the completion of the call.  The recording can be accessed by dialing (800) 633-8284 and entering reservation number 21333303.

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘intent,’’ ‘‘likely,’’ ‘‘will,’’ ‘‘should,’’ and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) our high degree of leverage and significant debt service obligations; (ii) the impact of current and future laws and governmental regulations affecting us or our product offerings; (iii) the impact of governmental spending; (iv) our ability to retain existing customers, maintain key supplier status with those customers with which we have achieved such status, and obtain new customers; (v) the highly competitive nature of the personal protection equipment industry; (vi) any future changes in management; (vii) acceptance by consumers of new products we develop or acquire; (viii) the importance and costs of product innovation; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings; (x) the unpredictability of patent protection and other intellectual property issues; (xi) cancellation of current orders; (xii) the outcome of pending product liability claims and the availability of indemnification for those claims; (xiii) general risks associated with the personal protection equipment industry; and (xiv) the successful integration of acquired companies on economically acceptable terms. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

Norcross Safety Products L.L.C.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Predecessor (1)	Successor (1)	Combined (2)	Successor (1)
	January 1, 2005 through July 19, 2005	July 20, 2005 through December 31, 2005	Year ended December 31, 2005	Year ended December 31, 2006

Net sales	$271,694	$209,396	$481,090	$558,065
Cost of goods sold	171,645	139,978	311,623	352,340
Gross profit	100,049	69,418	169,467	205,725
Operating expenses:
Selling	25,512	19,154	44,666	51,908
Distribution	14,634	11,385	26,019	32,688
General and administrative (3)	38,250	19,833	58,083	47,432
Amortization of intangibles	329	7,216	7,545	11,508
Restructuring and merger-related charges	—	—	—	1,539
Total operating expenses	78,725	57,588	136,313	145,075
Income from operations	21,324	11,830	33,154	60,650
Other expense (income):
Interest expense	13,126	9,499	22,625	27,225
Interest income	(464)	(156)	(620)	(621)
Other, net	745	(9)	736	(1,026)
Income before income taxes and minority interest	7,917	2,496	10,413	35,072
Income tax expense	3,519	1,462	4,981	13,188
Minority interest	13	(2)	11	23
Net income	$4,385	$1,036	$5,421	$21,861

(1)             On July 19, 2005, all the outstanding units of NSP were acquired by Holdings, with the result that NSP became a wholly-owned subsidiary of Holdings.  NSP’s financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the acquisition are presented as “Successor” financial statements.  Due to the revaluation of assets as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

(2)             Although the Predecessor and Successor results are not comparable by definition in certain respects due to the acquisition and resulting revaluation, for ease of comparison, the financial data for the period after the acquisition, July 20, 2005 through December 31, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through July 19, 2005 (Predecessor period), to arrive at the year ended December 31, 2005.

(3)             General and administrative expenses exclude amortization of intangibles and include $13,554 and $1,610 of management incentive compensation for the period from January 1, 2005 through July 19, 2005 and the year ended December 31, 2006, respectively.

Norcross Safety Products L.L.C.

Consolidated Balance Sheets

(Amounts in Thousands) (Unaudited)

	December 31,
	2005(1)	2006
Assets
Current assets:
Cash and cash equivalents	$20,683	$26,096
Accounts receivable, less allowance of $2,317 and $2,323 in 2005 and 2006, respectively	68,286	73,306
Inventories	93,462	108,270
Deferred income taxes	3,230	2,143
Prepaid expenses and other current assets	3,135	3,555
Total current assets	188,796	213,370
Property, plant and equipment, net	67,315	69,627
Deferred financing costs, net	7,513	6,387
Goodwill	136,487	158,011
Other intangible assets, net	276,842	281,438
Other noncurrent assets	5,109	5,119
Total assets	$682,062	$733,952

Liabilities and member’s equity
Current liabilities:
Accounts payable	$21,229	$21,891
Accrued expenses	34,683	41,882
Current maturities of long-term obligations	2,735	5,830
Total current liabilities	58,647	69,603
Pension, post-retirement and deferred compensation	32,340	17,082
Long-term obligations	309,664	320,666
Other noncurrent liabilities	5,376	7,008
Deferred income taxes	52,496	64,602
Minority interest	176	199
	400,052	409,557

Member’s equity:
Contributed capital	221,068	222,828
Retained earnings	308	21,169
Accumulated other comprehensive income	1,987	10,795
Total member’s equity	223,363	254,792
Total liabilities and member’s equity	$682,062	$733,952

(1)                                  Information was obtained from audited financial statements.

Norcross Safety Products L.L.C.

Consolidated Statements of Cash Flows

(Amounts in Thousands) (Unaudited)

	Predecessor (1)	Successor (1)
	January 1, 2005 through July 19, 2005	July 20, 2005 through December 31, 2005	Year ended December 31, 2006
Operating activities
Net income	$4,385	$1,036	$21,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,177	5,145	14,327
Amortization of intangibles	329	7,216	11,508
Amortization of deferred financing costs	1,020	535	1,327
Amortization of original issue discount (premium)	58	(439)	(1,038)
Loss on sale of property, plant and equipment	—	—	131
Deferred income taxes	(86)	(957)	7,834
Minority interest	13	(2)	23
Non-cash management incentive compensation	—	—	1,610
Non-cash pension curtailment gain	—	—	(6,751)
Changes in operating assets and liabilities:
Accounts receivable	(2,607)	1,259	(2,206)
Inventories	(1,515)	7,208	(10,855)
Prepaid expenses and other current assets	467	(162)	(118)
Other noncurrent assets	(477)	412	(559)
Accounts payable	(492)	2,170	(1,317)
Accrued expenses	14,177	4,429	4,589
Pension, postretirement, and deferred compensation	(1,210)	(1,431)	(4,002)
Other noncurrent liabilities	(30)	3	(367)
Other	22	1	7
Net cash provided by operating activities	20,231	26,423	36,004

Investing activities
Purchase of businesses, net of cash acquired	(653)	(273,725)	(31,358)
Purchases of property, plant, and equipment	(4,250)	(5,037)	(11,573)
Proceeds from sale of property, plant and equipment	—	—	113
Net cash used in investing activities	(4,903)	(278,762)	(42,818)

Financing activities
Payments of deferred financing costs	—	(8,048)	(201)
Proceeds from borrowings	—	153,000	15,000
Payments of debt	(13,623)	(731)	(1,826)
Due from NSP Holdings L.L.C.	(558)	—	—
Proceeds from capital contributions	—	121,114	150
Dividends to NSP Holdings L.L.C.	(9)	—	—
Dividends to Safety Products Holdings, Inc.	—	(728)	(1,000)
Net cash (used in) provided by financing activities	(14,190)	264,607	12,123
Effect of exchange rate changes on cash	(2,725)	1,271	104
Net (decrease) increase in cash and cash equivalents	(1,587)	13,539	5,413
Cash and cash equivalents at beginning of period	35,731	7,144	20,683
Cash and cash equivalents at end of period	$34,144	$20,683	$26,096

(1)             On July 19, 2005, all the outstanding units of NSP were acquired by Holdings, with the result that NSP became a wholly-owned subsidiary of Holdings.  NSP’s financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the acquisition are presented as “Successor” financial statements.  Due to the revaluation of assets as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

Safety Products Holdings, Inc.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Predecessor (1)	Successor (1)	Combined (2)	Successor (1)
	January 1, 2005 through July 19, 2005	July 20, 2005 through December 31, 2005	Year ended December 31, 2005	Year ended December 31, 2006
Net sales	$271,694	$209,396	$481,090	$558,065
Cost of goods sold	171,645	139,978	311,623	352,340
Gross profit	100,049	69,418	169,467	205,725
Operating expenses:
Selling	25,512	19,154	44,666	51,908
Distribution	14,634	11,385	26,019	32,688
General and administrative (3)	41,344	19,946	61,290	47,758
Amortization of intangibles	329	7,216	7,545	11,508
Restructuring and merger-related charges	—	—	—	1,539
Total operating expenses	81,819	57,701	139,520	145,401
Income from operations	18,230	11,717	29,947	60,324
Other expense (income):
Interest expense	24,584	17,645	42,229	46,875
Interest income	(914)	(156)	(1,070)	(621)
Seller transaction expenses	4,646	—	4,646	—
Other, net	745	(9)	736	(1,026)
(Loss) income before income taxes and minority interest	(10,831)	(5,763)	(16,594)	15,096
Income tax expense (benefit)	3,619	(995)	2,624	6,209
Minority interest	13	(2)	11	23
Net (loss) income	$(14,463)	$(4,766)	$(19,229)	$8,864

(1)             On July 19, 2005, all the outstanding units of NSP were acquired by Holdings from NSP Holdings L.L.C. (“NSP Holdings”), with the result that Holdings became the sole unit holder of NSP and assumed, pursuant to a supplemental indenture, the obligations of NSP Holdings and NSP Holdings Capital Corp. (“Capital”) under their outstanding $100 million 11¾% Senior Pay in Kind Notes due 2012 and the indenture governing such notes.  NSP Holdings’ financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations of Holdings following the acquisition are presented as “Successor” financial statements.  Due to the revaluation of assets as a result of purchase accounting associated with the transaction, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

(2)             Although the Predecessor and Successor results are not comparable by definition in certain respects due to the acquisition and the resulting revaluation, for ease of comparison, the financial data for the period after the acquisition, July 20, 2005 through October 1, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through July 19, 2005 (Predecessor period), to arrive at the combined nine months ended October 1, 2005.

(3)             General and administrative expenses exclude amortization of intangibles and include $16,388 and $1,610 of management incentive compensation for the period from January 1, 2005 through July 19, 2005 and the year ended December 31, 2006, respectively.

Safety Products Holdings, Inc.

Consolidated Balance Sheets

(Amounts in Thousands) (Unaudited)

	December 31,
	2005(1)	2006
Assets
Current assets:
Cash and cash equivalents	$20,819	$26,796
Accounts receivable, less allowance of $2,317 and $2,323 in 2005 and 2006, respectively	68,286	73,306
Inventories	93,462	108,270
Deferred income taxes	3,230	2,143
Prepaid expenses and other current assets	3,206	3,624
Total current assets	189,003	214,139
Property, plant and equipment, net	67,315	69,627
Deferred financing costs, net	19,669	16,517
Goodwill	135,718	157,242
Other intangible assets, net	276,842	281,438
Other noncurrent assets	5,109	5,119
Total assets	$693,656	$744,082

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21,229	$21,891
Accrued expenses	34,137	40,596
Current maturities of long-term obligations	1,846	4,820
Total current liabilities	57,212	67,307
Pension, post-retirement and deferred compensation	32,340	17,082
Long-term obligations	441,393	470,140
Other noncurrent liabilities	5,376	7,008
Deferred income taxes	50,268	55,460
Minority interest	176	199
	529,553	549,889

Shareholders’ equity:
Common shares	110	110
Contributed capital	109,560	111,883
(Accumulated deficit) retained earnings	(4,766)	4,098
Accumulated other comprehensive income	1,987	10,795
Total shareholders’ equity	106,891	126,886
Total liabilities and shareholders’ equity	$693,656	$744,082

(1)             Information was obtained from audited financial statements.

Safety Products Holdings, Inc.
Consolidated Statements of Cash Flows
(Amounts in Thousands) (Unaudited)

	Predecessor (1)	Successor (1)
	January 1, 2005 through July 19, 2005	July 20, 2005 through December 31, 2005	Year ended December 31, 2006
Operating activities
Net (loss) income	$(14,463)	$(4,766)	$8,864
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	6,177	5,145	14,327
Amortization of intangibles	329	7,216	11,508
Amortization of deferred financing costs	1,311	1,441	3,353
Amortization of original issue discount (premium)	58	(76)	(147)
Loss on sale of property, plant and equipment	—	—	131
Deferred income taxes	(86)	(2,416)	920
Minority interest	13	(2)	23
Non-cash interest	11,167	6,877	16,733
Non-cash management incentive compensation	—	—	1,610
Non-cash pension curtailment gain	—	—	(6,751)
Changes in operating assets and liabilities:
Accounts receivable	(2,607)	1,259	(2,206)
Inventories	(1,515)	7,208	(10,855)
Prepaid expenses and other current assets	467	(233)	(116)
Other noncurrent assets	(477)	412	(559)
Accounts payable	(492)	2,170	(1,317)
Accrued expenses	20,902	3,883	3,851
Pension, postretirement, and deferred compensation	(1,210)	(1,431)	(4,002)
Other noncurrent liabilities	(30)	3	(367)
Other	20	1	5
Net cash provided by operating activities	19,564	26,691	35,005

Investing activities
Purchase of businesses, net of cash acquired	(653)	(273,725)	(31,358)
Purchases of property, plant, and equipment	(4,250)	(5,037)	(11,573)
Proceeds from sale of property, plant and equipment	—	—	113
Net cash used in investing activities	(4,903)	(278,762)	(42,818)

Financing activities
Payments of deferred financing costs	(3,246)	(21,110)	(201)
Proceeds from borrowings	100,000	176,646	15,000
Payments of debt	(13,623)	(731)	(1,826)
Proceeds from the issuance of shares	—	109,670	713
Distributions on preferred units	(60,000)	—	—
Distributions on common units	(2,509)	—	—
Net cash provided by financing activities	20,622	264,475	13,686
Effect of exchange rate changes on cash	(2,725)	1,271	104
Net increase in cash and cash equivalents	32,558	13,675	5,977
Cash and cash equivalents at beginning of period	35,731	7,144	20,819
Cash and cash equivalents at end of period	$68,289	$20,819	$26,796

(1)        On July 19, 2005, all the outstanding units of NSP were acquired by Holdings from NSP Holdings, with the result that Holdings became the sole unit holder of NSP and assumed, pursuant to a supplemental indenture, the obligations of NSP Holdings and Capital under their outstanding $100 million 11¾% Senior Pay in Kind Notes due 2012 and the indenture governing such notes.  NSP Holdings’ financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations of Holdings following the acquisition are presented as “Successor” financial statements.  Due to the revaluation of assets as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.